Exhibit 99.1

NEWS BULLETIN	RE:	Crdentia Corp.
FROM:		14114 Dallas Parkway,
Suite 600 Dallas, TX 75254 OTCBB: CRDE

For Further Information:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
James D. Durham	Lasse Glassen
Chairman and CEO	310-854-8313
972-850-0780	lglassen@financialrelationsboard.com

FOR IMMEDIATE RELEASE

January 12, 2006

CRDENTIA ANNOUNCES PROMOTIONS OF KEY EXECUTIVES

DALLAS – January 12, 2006 – Crdentia Corp. (OTCBB: CRDE), a leading U.S. provider of healthcare staffing services, today announced the promotions of several of the Company’s executives to Senior Vice President, reporting directly to Crdentia’s Chairman and CEO, James D. Durham.  Receiving promotions and new assignments effective immediately are the following:

•                  Matt Cahillane and Mike Emery will share operating responsibility for Crdentia’s operations in Southeast Michigan; Charlotte, North Carolina; and Birmingham, Alabama.

•                  Dan Ross will be responsible for Crdentia’s operations in California, Arizona (including Phoenix and Tucson) and Texas (including Houston, Temple, McKinney, Lubbock, Odessa, and the newly restructured Dallas operations).

•                  Randall Turnbull will be responsible for all special projects and national contracts.

In making the announcement, Mr. Durham said, “In a little over two years since the founding of Crdentia, much has been accomplished.  With thirteen offices nationwide and an excellent cadre of employees, we believe we are poised to take advantage of the burgeoning growth opportunities as a consolidator in the highly fragmented healthcare staffing industry.  In fact, each of the executives promoted today have come to the Crdentia family from acquisitions—so in addition to businesses, we have also acquired a group of talented managers to help the Company navigate the next phase of its growth.”

In addition, the Company also announced the departure of its former President, Pam Atherton, who has left Crdentia to pursue other interests.

Concluding his remarks, Mr. Durham said, “I also want to thank Pam Atherton for her service to Crdentia.  It has been a pleasure working with Pam since the early days of the Company and I wish her well in her future personal and professional endeavors.”

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Financial Relations Board serves as financial relations counsel to this company, is acting on the company’s behalf in issuing this bulletin and receiving compensation therefor.

The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.

Crdentia Corp.

About Crdentia Corp.

Crdentia Corp. is one of the nation’s leading providers of healthcare staffing services.  Crdentia seeks to capitalize on an opportunity that currently exists in the healthcare industry by targeting the critical nursing shortage issue.  There are many small, private companies that are addressing the rapidly expanding needs of the healthcare industry.  Unfortunately, due to their relatively small capitalization, they are unable to maximize their potential, obtain outside capital or expand.  By consolidating well-run small private companies into a larger public entity, Crdentia intends to facilitate access to capital, the acquisition of technology, and expanded distribution that, in turn, drive internal growth.  For more information, visit www.crdentia.com.

Forward Looking Statements

Statements contained in this release that are not historical facts are forward-looking statements that involve risks and uncertainties.  Among the important factors which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in “Risk Factors” in the Company’s Forms 10-KSB, Forms 10-QSB, and other filings with the Securities and Exchange Commission.  Such risk factors include, but are not limited to, a limited operating history with no earnings; reliance on the Company’s management team, members of which have other business interests; the ability to successfully implement the Company’s business plan; the ability to continue as a going concern; the ability to fund the Company’s business and acquisition strategy; the growth of the temporary healthcare professional staffing business; difficulty in managing operations of acquired businesses; uncertainty in government regulation of the healthcare industry; and the limited public market for the Company’s common stock.  The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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